EXHIBIT 21

                           MGIC INVESTMENT CORPORATION

        DIRECT AND INDIRECT SUBSIDIARIES OF MGIC INVESTMENT CORPORATION1


                1.               MGIC Assurance Corporation

                2.               MGIC Credit Assurance Corporation

                3.               MGIC Insurance Services Corporation

                4.               MGIC Investor Services Corporation

                5.               MGIC Mortgage Insurance Corporation

                6.               MGIC Mortgage Marketing Corporation

                7.               MGIC Mortgage Reinsurance Corporation

                8.               MGIC Mortgage Securities Corporation

               9.                MGIC Reinsurance Corporation

               10.               MGIC Reinsurance Corporation of Wisconsin

               11.               MGIC Residential Reinsurance Corporation

               12.               MGIC Surety Corporation

               13.               Mortgage Guaranty Insurance Corporation

               14.               Mortgage Guaranty Reinsurance Corporation

               15.               Wisconsin Mortgage Assurance Corporation

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    1 All  subsidiaries  listed are 100%  directly  or  indirectly  owned by the registrant and all are incorporated in Wisconsin.